SWIFT ENERGY ANNOUNCES:
----------------------

         REPORTS RECORD FOURTH QUARTER EARNINGS OF;
         -----------------------------------------

         $26.8 MILLION, AN $182% INCREASE, OR $0.93 PER DILUTED SHARE;
         ------------------------------------------------------------

         AND RECORD 2004 NET INCOME OF $68.5 MILLION
         -------------------------------------------



HOUSTON, February 17, 2005 - Swift Energy Company (NYSE: SFY) announced today that net income for the fourth quarter of 2004 increased 182% to a record $26.8 million, or $0.93 per diluted share, compared to net income of $9.5 million, or $0.34 per diluted share, for the fourth quarter 2003. For the full-year 2004, Swift Energy saw net income increase 100% to a record $68.5 million, or $2.42 per diluted share, compared to $34.3 million ($1.24 per diluted share) in 2003 before a change in accounting principles. Before giving effect to the early debt retirement expenses amounting to $9.5 million ($6.1 million or $0.22 per diluted share after-tax), full-year net income increased 118% to $74.6 million, or $2.63 per diluted share. (See GAAP to Non-GAAP reconciliation for Net Income on page
8).

As previously announced, Swift Energy had record 2004 production, which increased approximately 10% to 58.3 Billion cubic feet equivalent ("Bcfe"), with
42.1 Bcfe produced domestically and 16.3 Bcfe produced in New Zealand. This compares to 2003 production of 53.2 Bcfe (33.8 Bcfe domestic, 19.4 Bcfe New Zealand).

Terry Swift, CEO, commented, "Swift Energy just completed its 25th anniversary year. We set new records and are planning to initiate new opportunities in 2005. Swift Energy will begin to evaluate strategic exploration potential in two of our growth areas, Southern Louisiana and New Zealand. In Lake Washington, Swift Energy will test several 3-D generated prospects while continuing with our highly successful exploitation activities in the area, including our first activity in the newly acquired Cote Blanche Island and Bay de Chene fields. In New Zealand, Swift Energy New Zealand will undertake a very meaningful exploration program with four to five exploration prospects being drilled in 2005. We believe that Swift's projected production growth in 2005 along with a strong commodity environment should provide another good year for shareholders."

                                     -more-

Revenues and Expenses

Total revenues for the fourth quarter of 2004 increased 86% to a record $98.9 million from the $53.1 million of revenues generated in the fourth quarter of 2003. Total revenues for the full year 2004 were also record setting at $310.3 million, up 49% from $208.9 million of revenues in 2003. Swift Energy's increased revenues for the fourth quarter and full year 2004 are attributable to higher commodity prices and increased levels of production.

Lease operating expenses, before severance and ad valorem taxes, were $0.71 per thousand cubic feet equivalent ("Mcfe") in 2004, an increase of 13% compared to $0.63 per Mcfe in 2003. The increase was predominately due to increased compression and chemical costs in Lake Washington and also due to higher currency exchange rates in New Zealand. General and administrative expenses increased to $0.30 per Mcfe during 2004 from $0.27 per Mcfe in 2003. This increase was primarily attributable to expenses related to ongoing Sarbanes-Oxley compliance initiatives. Depreciation, depletion and amortization expense was $1.40 per Mcfe in 2004 compared to $1.19 per Mcfe in 2003, and interest expense was $0.47 per Mcfe compared to $0.51 per Mcfe for the same periods. Also, severance and ad valorem taxes were up appreciably to $0.52 per Mcfe from $0.36 per Mcfe due to higher commodity prices and the higher severance tax rates on crude oil from our increased crude oil production in Louisiana.

Production & Pricing

For 2004, total production increased 10% to 58.3 Bcfe from 53.2 Bcfe in 2003. Domestically, 2004 production increased by 25% to 42.1 Bcfe compared to 33.8 Bcfe produced in 2003. New Zealand accounted for 28% of corporate production with 16.3 Bcfe produced in 2004, a decrease of 16% from the 19.4 Bcfe produced there in 2003.

Total fourth quarter 2004 production of 15.9 Bcfe increased 19% from the 13.4 Bcfe produced in the same quarter of 2003 and increased 14% when compared to production in the immediately preceding quarter of 2004. Fourth quarter 2004 domestic production increased to 11.3 Bcfe, an increase of 28% from the 8.8 Bcfe produced in the same quarter in 2003, and 11% when compared to production in the third quarter 2004, primarily due to increased production from the Lake
Washington area. Fourth quarter 2004 New Zealand production of 4.6 Bcfe increased 1% from production in the same quarter in 2003 and increased 23% from levels in the previous quarter.

In 2004, Swift Energy realized substantially higher commodity prices with average domestic crude oil prices increasing 34% to $40.04 per barrel from $29.95 per barrel realized in 2003. Meanwhile, average domestic natural gas prices of $5.74 per thousand cubic feet ("Mcf") increased 13% from the $5.07 per Mcf domestic average in 2003. Prices for natural gas liquids ("NGL") domestically averaged $24.84 per barrel in 2004, a 26% increase over the 2003 NGL prices.

In New Zealand, Swift Energy realized an average natural gas price of $2.38 per Mcf for 2004 under its long-term contracts, a 30% increase over the $1.83 per Mcf received in 2003. Also in New Zealand, the Company's McKee blend crude oil sold for an average $42.15 per barrel, while its NGL contracts yielded an average price of $17.96 per barrel for the year 2004. New Zealand natural gas and the NGL price contracts are denominated in New Zealand dollars, which has continued to strengthen during 2004 against the U.S. dollar.


                                     -more-

In the fourth quarter of 2004, Swift Energy realized an aggregate global average price of $6.23 per Mcfe, an increase of 57% from fourth quarter 2003 price levels, when the price averaged $3.97 per Mcfe. Domestically, the Company realized an aggregate average price of $7.17 per Mcfe, an increase of 56% over the $4.59 received in the fourth quarter of 2003. In New Zealand, the Company received an aggregate average price of $3.93 per Mcfe for the fourth quarter in 2004, an increase of 41% over the $2.78 per Mcfe realized in the same 2003 period. This was mainly attributable to a 53% increase in the crude oil price to $47.57 for the fourth quarter 2004 compared to prices during the same period in 2003 and a 33% increase in the average realized natural gas price of $2.86 per Mcf for the fourth quarter of 2004 compared to the $2.15 realized in the same period of 2003.

2004 Reserves and Capital Spending

Year-end 2004 proved reserves of 800 Bcfe were 49% crude oil, 40% natural gas and 11% NGLs, compared to year-end 2003 proved reserves of 820 Bcfe, which were 47% crude oil, 41% natural gas, and 12% NGLs. Proved developed reserves dropped slightly to 56% of total reserves at year-end 2004 due to the previously discussed year-end acquisition which consisted of predominately proved undeveloped reserves, compared to 59% at the previous year-end. The majority of proved undeveloped reserves at year-end 2004 were located in the Lake Washington area (15% of total reserves) and in the AWP Olmos area (8% of total reserves), both of which are characterized as long reserve life fields.

Domestic proved reserves increased at year-end 2004 to 653 Bcfe, driven mainly by the reserves increase in the Lake Washington Field, which increased 5% to 272 Bcfe (45 million barrels of oil equivalent) up from 261 Bcfe (43.5 million barrels of oil equivalent) at year-end 2003. Domestic proved reserves at year-end were 52% crude oil, 37% natural gas and 11% NGLs. Domestic proved reserves, making up 82% of total proved reserves at year-end 2004, are located in the Lake Washington area (34% of total reserves), AWP Olmos area (24% of total reserves), Masters Creek area (7% of total reserves), Brookeland area (6% of total reserves), recently acquired Bay de Chene and Cote Blanche Island areas (6% of total reserves), and other domestic properties (5% of total reserves).

In New Zealand, 2004 year-end proved reserves decreased 16% to 147 Bcfe, 58% of which are categorized as proved developed reserves. New Zealand reserves constitute 18% of the Company's total proved reserves with 13% of total reserves attributable to the Rimu/Kauri area and 5% to the TAWN area. New Zealand proved reserves consist 55% natural gas, 35% crude oil and 10% NGLs.

Capital Expenditures in 2004 were $192.0 million, with $155.5 million spent domestically and $36.5 million spent in New Zealand.

Operations Update

Swift Energy successfully completed 52 of 66 wells in 2004. Domestically, the Company completed 37 of 44 development wells for a success rate of 84% and completed 4 of 10 exploration wells. A total of 30 wells were drilled in Lake Washington area and 15 wells in the AWP Olmos area. In New Zealand, the Company completed 11 of 12 wells, consisting of 5 Kauri sand wells drilled, 5 of 6 Manutahi sand wells and one Tariki-D1 well.


                                     -more-

To date in the first quarter of 2005, the Company has completed 4 of 6 wells successfully in the Lake Washington area. The Company currently has two rigs operating in Lake Washington and is scheduled to have a rig moved to the AWP Olmos area next week. In New Zealand, the Company is currently drilling the Kauri-E8 well and was unsuccessful on a shallow exploration well on petroleum exploration permit 38742 in the first quarter of 2005.

It should also be noted that Swift Energy's recently acquired interests at Cote Blanche Island are currently shut-in but expected to resume production early in the second quarter. This field was shut-in just prior to the acquisition due to a supply disruption in natural gas for the gas-lift system. Efforts are currently underway to restore this gas supply as well as arrange for additional markets for future natural gas production in excess of that needed for gas-lift. Production at the time of shut-in was averaging approximately 500 barrels of oil equivalent per day. Swift Energy also shut-in Bay de Chene field for approximately two weeks immediately after closing for certain facility upgrades that were deemed important with respect to safety and environmental risks. The Bay de Chene field is back in operation, while Cote Blanche Island field is awaiting restoration of the natural gas supply for gas lift operations in the field.

Price Risk Management

Swift Energy also announced that since its last price risk management update on November 4, 2004, it has continued to enter into price risk management transactions and reports the following current positions. The Company now has approximately 30% to 35% of its currently estimated domestic crude oil barrels protected for the first quarter 2005. This protection consists of a $37.00 per barrel floor and several forward sales transactions with an average NYMEX strike price of $48.25 per barrel. The Company has approximately 4% to 8% of its second quarter domestic crude oil sold at an average NYMEX strike price of $49.95 per barrel. These NYMEX crude oil strike prices do not take into account transportation charges or crude oil quality differentials that could result in price reductions ranging from $2.00 to $3.00 per barrel.

For natural gas, Swift Energy has purchased floors covering 35% to 40% of the Company's currently estimated first quarter 2005 domestic natural gas at an average NYMEX strike price of $6.20 per Mcf. The Company has approximately 50% to 55% of its domestic natural gas protected with floors in the second quarter of 2005 at an average NYMEX strike price of $5.68 per Mcf and approximately 35% to 40% of third quarter 2005 production covered by floors at an average NYMEX strike prices of $5.56 per Mcf. For the fourth quarter of 2005, the Company has floors protecting approximately 15% to 20% of its domestic natural gas volumes at an average NYMEX strike of $5.63 per Mcf. Details of Swift Energy's complete price risk management activities can be found on the Company's website.

Earnings Conference Call

Swift Energy will conduct a live conference call today, February 17, at 8:30 a.m. CST to discuss fourth quarter and full year 2004 financial results. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on February 17 until February 25, by dialing 973-341-3080 and using pin #5652029. Additionally, the conference call will be available over the Internet by accessing the Company's website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company's website.


                                     -more-

Analyst Meeting

Swift Energy will also be hosting its 2005 Annual Analyst/Investor Meetings in a series of meetings with financial analysts, portfolio managers and investors beginning Tuesday, February 22 in Houston and continuing on Wednesday, February 23, in New York City and concluding on Thursday, February 24 in Boston. At each meeting, members of Swift Energy's management team will provide an annual briefing that will include an update on certain 2004 results as well as cover the operational and financial plans and guidance for the first quarter and full year 2005. An audio (listen-only) webcast of the Houston presentation, accompanied by slides, will be broadcast on February 22 with a slight time delay, accessible on the Company's website www.swiftenergy.com by clicking on the event hyperlink.

The meeting in Houston will begin at 8:00 a.m. CST on Tuesday February 22 and is being held at the Wyndham Greenspoint Hotel at 12400 Greenspoint Drive, Houston, Texas. The meeting in New York City will begin at 8:00 a.m. EST on Wednesday, February 23 at the Four Seasons Hotel on 57th Street. The meeting in Boston will begin at 10:00 a.m. EST on Thursday, February 24, at the Langham Hotel on Franklin Street. Anyone interested in attending any of these meetings should contact the Company's Investor Relations Department at 1-800-777-2412.

Celebrating its 25th anniversary in 2004 and headquartered in Houston, Swift Energy engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on onshore and inland waters oil and natural gas reserves in Louisiana and Texas and onshore oil and natural gas reserves in New Zealand. The Company has consistently shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

Swift Energy is in the process of drafting its Form 10-K, which the Company expects to be filed by March 15, 2005. As a result, the financial information contained herein should be considered preliminary until such time as the Company receives its financial statement and internal controls audit reports from its external auditor and files its Form 10-K for the year ended December 31, 2004.




                                     -more-


                              SWIFT ENERGY COMPANY
                          SUMMARY FINANCIAL INFORMATION
                                   (Unaudited)
         (In Thousands Except Production, Per Share, and Price Amounts)


                                                    Three Months Ended                            Year Ended
                                                        December 31,                             December 31,
                                                     2004          2003                        2004          2003
                                                     ----          ----       Percent          ----          ----       Percent
                                                                              Change                                    Change
                                                                              -------                                   -------

Revenues:
Oil & Gas Sales                                    $   98,854    $   53,186       86%         $ 311,285     $ 211,033      48%
Other                                                      81          (55)      248%           (1,008)       (2,132)      53%
                                                    ---------     ---------                    --------      --------
Total Revenue                                      $   98,935    $   53,131       86%         $ 310,277     $ 208,901      49%


Net Income Before Accounting Change                $   26,834    $    9,502      182%         $  68,451     $  34,271     100%

Basic EPS Before Accounting Change                 $     0.96    $     0.35      176%         $    2.46     $    1.25      96%

Diluted EPS Before Accounting Change               $     0.93    $     0.34      174%         $    2.42     $    1.24      94%

SFAS 143 Accounting Change                                ---           ---                          --     $ (4,377)      NM
   Per Share                                              ---           ---                          --     $  (0.16)      NM

Net Income                                         $   26,834    $    9,502      182%         $  68,451     $  29,894     129%
Basic EPS                                          $     0.96    $     0.35      176%         $    2.46     $    1.09     125%

Diluted EPS                                        $     0.93    $     0.35      174%         $    2.42     $    1.08     123%

Net Cash Provided By
  Operating Activities                             $   56,163    $   26,805      110%         $ 182,583     $ 110,827      65%

Net Cash Provided By
  Operating Activities, Per Diluted Share          $     1.96    $     0.96      103%         $    6.44     $    4.02      60%

Cash Flow Before Working Capital
   Changes(1) (non-GAAP measure)                   $   64,667    $   29,384      120%         $ 192,320     $ 115,441      67%
Cash Flow Before Working
   Capital Changes, Per Diluted Share              $     2.25    $     1.06      113%         $    6.79     $    4.19      62%

Weighted Average
  Shares Outstanding                                   28,046        27,452        2%            27,822        27,358       2%

EBITDA(1) (non-GAAP measure)                       $   72,268    $   36,125      100%        $  211,338     $ 141,937      49%

Production (Bcfe):                                       15.9          13.4       19%              58.3          53.2      10%
  Domestic                                               11.3           8.8       28%              42.1          33.8      25%
  New Zealand                                             4.6           4.6        1%              16.3          19.4     (16%)

Realized Price ($/Mcfe):                                $6.23         $3.97       57%             $5.34         $3.97      34%
  Domestic                                              $7.17         $4.59       56%             $6.15         $4.86      26%
  New Zealand                                           $3.93         $2.78       41%             $3.24         $2.42      34%


(1) See reconciliation on page 8. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

                                     -more-



                              SWIFT ENERGY COMPANY
                        SUPPLEMENTAL RESERVE INFORMATION
                                   (Unaudited)
                                    (In Bcfe)


                                                                      Total           Domestic          New Zealand
   Proved Reserves as of Dec. 31, 2003                                820.4              644.4                175.9
     Revisions of previous estimates                                 (10.0)                2.6               (12.6)
     Purchases of minerals in place                                    43.4               43.4                   --
     Sales of minerals in place                                       (2.8)              (2.8)                   --
     Extensions, discoveries, and other additions                       7.2                7.2                   --
     Production                                                      (58.3)             (42.1)               (16.3)
                                                              -------------         ----------          -----------
   Proved Reserves as of Dec. 31, 2004                                799.9              652.7                147.1


                              SWIFT ENERGY COMPANY
                               2004 COSTS INCURRED
                                   (Unaudited)
                                 (In Thousands)

                                                                               Total            Domestic        New Zealand
Acquisition of proved properties                                           $  31,771          $   31,771          $      --
Lease acquisitions and prospect costs                                         34,545              27,713              6,832
Exploration                                                                   17,430              16,715                715
Development                                                                  105,947              78,163             27,784
                                                                           ---------          ----------          ---------
  Total acquisition, exploration and development                           $ 189,694          $  154,362          $  35,332
                                                                           ---------          ----------          ---------

Processing plants                                                          $   1,284          $      147          $   1,136
Field compression facilities                                                   1,028               1,028                 --
                                                                           ---------          ----------          ---------
  Total plants and facilities                                              $   2,312               1,175          $   1,136
                                                                           ---------          ----------          ---------

  Total Costs Incurred                                                     $ 192,006          $  155,538          $  36,468
                                                                           =========          ==========          =========


                                     -more-



                              SWIFT ENERGY COMPANY
                 Reconciliation of Net Income (GAAP measure) to
          Net Income Before Debt Retirement Expense (Non-GAAP Measure)
                                   (Unaudited)
                                 (In Thousands)

                                                                                  Year Ended,
                                                                                 December 31,
                                                                                 ------------
                                                                                      2004
                                                                                      ----

   Net Income                                                                       $ 68,451
   Debt Retirement Expense                                                             9,536
   Tax effect of Debt Retirement Expense                                             (3,433)
                                                                                    --------
   Net Income Adjusted for Debt Retirement Expense                                  $ 74,554

   EPS Basic, After Debt Retirement Expense                                            $2.46
   EPS Diluted, After Debt Retirement Expense                                          $2.42

   EPS Basic, Before Debt Retirement Expense (1)                                       $2.68
   EPS Diluted, Before Debt Retirement Expense (1)                                     $2.63



(1) Management believes that the non-GAAP measures of net income and EPS excluding non-recurring costs or gains, such as debt retirement costs, are useful information to investors because such non-recurring costs or gains are excluded by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

                                     -more-


                              SWIFT ENERGY COMPANY
                 Reconciliation of GAAP (a) to non-GAAP Measures
                                   (Unaudited)
                                 (In Thousands)

Below is a  reconciliation  of EBITDA to Net Income and Cash Flow Before Working
Capital Changes to Net Cash Provided by Operating Activities.

                                                                             Three Months Ended
                                                                        Dec. 31, 2004        Dec. 31, 2003
                                                                        -------------        -------------

NET INCOME TO EBITDA RECONCILIATIONS:

   Net Income                                                                $ 26,834              $ 9,502       182%
   Provision for Income taxes                                                  15,046                2,787
   Interest Expense, Net                                                        6,282                7,161
   Depreciation, Depletion & Amortization(b)                                   24,106               16,675
                                                                           ----------           ----------
   EBITDA                                                                  $   72,268               36,125       100%
                                                                           ==========           ==========


                                                                                 Year Ended
                                                                        Dec. 31, 2004        Dec. 31, 2003
                                                                        -------------        -------------

   Net Income                                                              $   68,451             $ 29,894       129%
   Provision for Income taxes                                                  32,989               16,469
   Cumulative Effect of Accounting Change                                         ---                4,377
   Interest Expense, Net                                                       27,643               27,269
   Depreciation, Depletion & Amortization(b)                                   82,254               63,929
                                                                           ----------           ----------
   EBITDA                                                                  $  211,338           $  141,937        49%
                                                                           ==========           ==========


                                                                             Three Months Ended
                                                                        Dec. 31, 2004        Dec. 31, 2003
                                                                        -------------        -------------
NET CASH FLOW RECONCILIATIONS:

Net Cash Provided by Operating Activities                                  $   56,163              $26,805       110%
  Increases and Decreases In:
   Accounts Receivable                                                          5,100                3,268
   Accounts Payable and Accrued Liabilities                                     1,559             ( 2,018)
   Accrued Interest                                                             1,844                1,329
                                                                           ----------         ------------
Cash Flow Before Working Capital Changes                                   $   64,667         $     29,383       120%
                                                                           ============       ============

                                                                                 Year Ended
                                                                        Dec. 31, 2004        Dec. 31, 2003
                                                                        -------------        -------------
Net Cash Provided by Operating Activities                                  $  182,583         $    110,827        65%
  Increases and Decreases In:
   Accounts Receivable                                                         11,041                7,163
   Accounts Payable and Accrued Liabilities                                     (843)               (2,432)
   Accrued Interest                                                             (460)                 (117)
                                                                           ----------         ------------
Cash Flow Before Working Capital Changes                                   $ 192,320          $    115,441        67%
                                                                           ==========         ============

     (a)  GAAP--Generally Accepted Accounting Principles
     (b)  Includes accretion of asset retirement obligation

                    Note: Items may not total due to rounding



                                     -more-


                              SWIFT ENERGY COMPANY
                        SUMMARY BALANCE SHEET INFORMATION
                                   (Unaudited)
                                 (In Thousands)


                                                            As of                             As of
                                                      December 31, 2004                December 31, 2003
                                                      -----------------                -----------------


    Assets:
Current Assets:
  Cash and Cash Equivalents                                        $ 4,920                           $  1,066
  Other Current Assets                                              49,466                             32,395
                                                                 ---------                          ---------
    Total Current Assets                                            54,386                             33,461

Oil and Gas Properties                                           1,559,803                          1,372,669
Other Fixed Assets                                                  12,821                             10,603
Less-Accumulated DD&A                                            (649,186)                          (567,464)
                                                                 ---------                          ---------
                                                                   923,438                            815,807
Other Assets                                                        12,749                             10,571
                                                                 ---------                          ---------
                                                                 $ 990,573                          $ 859,839
                                                                 =========                          =========

    Liabilities:
Current Liabilities                                              $  68,618                         $   69,353
Long-Term Debt                                                     357,500                            340,255
Deferred Income Taxes                                               73,107                             43,499
Asset Retirement Obligation                                         17,176                              9,340
Stockholders' Equity                                               474,172                            397,391
                                                                   -------                            -------
                                                                 $ 990,573                          $ 859,839
                                                                 =========                          =========


                    Note: Items may not total due to rounding




                              SWIFT ENERGY COMPANY
                      SUMMARY INCOME STATEMENT INFORMATION
                                   (Unaudited)
                     (In Thousands Except Per Mcfe Amounts)


                                                    Three Months Ended                          Year Ended
                                                      December 31, 2004        Per Mcfe      December 31, 2004       Per Mcfe
                                                  ---------------------        --------      -----------------       --------
Revenues:
  Oil & Gas Sales                                  $           98,854          $   6.23      $         311,285       $   5.34
  Other Revenue                                                    81              0.01                 (1,008)         (0.02)
                                                              -------              ----                --------         ------
    Total Revenues                                             98,935              6.24                310,277           5.32
                                                              -------              ----                --------         ------

Costs and Expenses:
  General and Administrative, Net                               5,191              0.33                 17,787           0.31
  Depreciation, Depletion & Amortization                       23,931              1.51                 81,581           1.40
  Accretion of Asset Retirement Obligation                        175              0.01                    674           0.01
  Oil & Gas Production Costs                                   11,304              0.71                 41,214           0.71
  Severance & Ad Valorem Taxes/Royalty                         10,149              0.64                 30,401           0.52
  Interest Expense, Net                                         6,282              0.40                 27,643           0.47
  Debt Retirement Cost                                             23              0.00                  9,536           0.16
                                                              -------              ----                -------           ----
    Total Costs & Expenses                                     57,054              3.60                208,837           3.58
                                                              -------              ----                -------           ----


Income Before Income Taxes                                     41,880              2.64                101,440           1.74
Provision for Income Taxes                                     15,046              0.95                 32,989           0.57
                                                              -------              ----                -------           ----

    Net Income                                     $           26,834          $   1.69     $           68,451     $     1.17
                                                              =======              ====                =======           ====


Additional Information:
  Capital Expenditures                             $           65,198                       $          181,092
  Capitalized Geological & Geophysical             $            2,850                       $           10,710
  Capitalized Interest Expense                     $            1,744                       $            6,490
  Deferred Income Tax                              $           14,979                       $           32,513




                    Note: Items may not total due to rounding

                                     -more-



                              SWIFT ENERGY COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (Unaudited)
                                 (In Thousands)
                                                                                                 Years Ended,
                                                                                December 31, 2004         December 31, 2003
                                                                                -----------------         -----------------
Cash Flows From Operating Activities:
    Net Income                                                                      $      68,451            $       29,894
    Adjustments to Reconcile Net Income to Net Cash
         Provided by Operating Activities -
    Cumulative Effect of Changes in Accounting Principle                                      ---                     4,377
    Depreciation, Depletion, and Amortization                                              81,581                    63,072
    Accretion of Asset Retirement Obligation (ARO)                                            674                       857
    Deferred Income Taxes                                                                  32,513                    16,332
    Debt Retirement Cost                                                                    9,536                       ---
    Other                                                                                    (435)                      909
    Change in Assets and Liabilities -
        Increase  in Accounts Receivable,                                                 (11,041)                   (7,163)
        Increase in Accounts Payable and Accrued Liabilities                                  843                     2,432
        Increase in Accrued Interest                                                          461                       117
                                                                                    --------------           ---------------

Net Cash Provided by Operating Activities                                                 182,583                   110,827
                                                                                    --------------           ---------------

Cash Flows From Investing Activities:
  Additions to Property and Equipment                                                    (171,095)                (144,503)
  Proceeds from the Sale of Property and Equipment                                          5,058                   10,187
  Acquisition of Bay de Chene and Cote Blanche Island                                     (27,196)                      ---
  Net Cash Received as Operator of Oil & Gas Properties                                     3,922                    3,074
  Net Cash Received as Operator of Partnerships
         and Joint Ventures                                                                   884                      261
  Other                                                                                      (659)                     (71)
                                                                                    --------------           --------------

Net Cash Used in Investing Activities                                                    (189,086)                (131,053)
                                                                                    --------------           --------------

Cash Flows From Financing Activities:
  Proceeds from Long-Term Debt                                                            150,000                      ---
  Payment of Long-Term Debt                                                              (125,000)                     ---
  Net Proceeds from (payments of) Bank Borrowings                                          (8,400)                  15,900
  Net Proceeds from Issuance of Common Stock                                                4,825                    1,576
  Payments of Debt retirement Cost                                                         (6,735)                     ---
  Payments of Debt issuance Cost                                                           (4,334)                     ---
                                                                                    --------------           -------------

Net Cash Provided by Financing Activities                                                  10,357                   17,476
                                                                                    --------------           --------------

Net Increase (Decrease) in Cash and Cash Equivalents                                        3,854                   (2,750)

Cash and Cash Equivalents at the Beginning of the Period                                    1,066                    3,816
                                                                                    -------------            --------------

Cash and Cash Equivalents at the End of the Period                                  $       4,920            $       1,066
                                                                                    =============            =============



                    Note: Items may not total due to rounding

                                     -more-



                              SWIFT ENERGY COMPANY
                             OPERATIONAL INFORMATION
               QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
                                   (Unaudited)


                                                             Three Months Ended                      Three Months Ended
                                                             ------------------                      ------------------
                                                                                          Percent                       Percent
                                                         Dec. 31,        Sept. 30,         Change       Dec. 31,        Change
                                                         --------        ---------        -------       --------        ------
                                                          2004             2004                          2003
Total Company Production:
   Oil & Natural Gas Equivalent (Bcfe)                     15.86            13.92            14%          13.38           19%
    Natural Gas (Bcf)                                       6.12             5.96             3%           6.59           (7%)
    Crude Oil (MBbl)                                       1,380            1,076            28%            941           47%
    NGL (MBbl)                                              243              251            (3%)            191           27%

Domestic Production:
   Oil & Natural Gas Equivalent (Bcfe)                     11.26            10.17            11%           8.81           28%
   Natural Gas (Bcf)                                        3.02             3.21            (6%)          3.37          (10%)
   Crude Oil (MBbl)                                        1,223            1,008            21%           787            55%
   NGL (MBbl)                                               150              151             (1%)          121            24%

New Zealand Production:
       Oil & Natural Gas Equivalent (Bcfe)                  4.60             3.75            23%           4.57            1%
   Natural Gas (Bcf)                                        3.10             2.75            13%           3.22           (4%)
   Crude Oil (MBbl)                                         157               68            133%           154             2%
   NGL (MBbl)                                                93              100            (7%)            70            32%


Total Company Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $     6.23       $     5.36         16%     $     3.97           57%
   Natural Gas ($/Mcf)                                   $     4.67       $     3.97         18%     $     3.29           42%
   Crude Oil ($/Bbl)                                     $    46.33       $    41.99         10%     $    30.10           54%
   NGL ($/Bbl)                                           $    26.01       $    23.33         11%     $    16.71           56%

Domestic Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $     7.17       $     6.25         15%     $     4.59           56%
   Natural Gas ($/Mcf)                                   $     6.53       $     5.47         19%     $     4.37           49%
   Crude Oil ($/Bbl)                                     $    46.17       $    41.60         11%     $    29.91           54%
   NGL ($/Bbl)                                           $    30.43       $    26.44         15%     $    18.28           67%

New Zealand Average Prices:
   Combined Oil & Natural Gas ($/Mcfe)                   $     3.93       $     2.97         32%     $     2.78           41%
   Natural Gas ($/Mcf)                                   $     2.86       $     2.21         29%     $     2.15           33%
   Crude Oil ($/Bbl)                                     $    47.57       $    47.75         --%     $    31.09           53%
   NGL ($/Bbl)                                           $    18.92       $    18.63          2%     $    14.02           35%



                                     -more-




                              SWIFT ENERGY COMPANY
                        FIRST QUARTER AND FULL YEAR 2005
                               GUIDANCE ESTIMATES



                                                           Actual                 Guidance                    Guidance
                                                         For Fourth              For First                    For Full
                                                        Quarter 2004            Quarter 2005                 Year 2005

Production Volumes (Bcfe)                                   15.9                15.4 - 16.0                 62.5 - 65.5
    Domestic Volumes (Bcfe)                                 11.3                 11.0 - 11.5                46.0 - 48.0
    New Zealand Volumes (Bcfe)                              4.6                   4.0 - 4.5                 16.5 - 17.5
Production Mix:
  Domestic
    Natural Gas (Bcf)                                       3.02                3.00 - 3.20                 12.0 - 12.7
    Crude Oil  (MBbl)                                      1,223               1,200 - 1,245               5,150 - 5,355
    Natural Gas Liquids (MBbl)                              150                  133 - 138                   515 - 528
  New Zealand
    Natural Gas (Bcf)                                       3.10                 2.8 - 3.1                  11.6 - 12.3
    Crude Oil (MBbl)                                        157                   140 - 165                  566 - 600
    Natural Gas Liquids (MBbl)                               93                    65 - 83                   250 - 262
Product Pricing (Note 1):
Domestic Pricing:
    Natural Gas (per Mcf)
       NYMEX differential (Note 2)                        ($0.55)            ($0.70) - ($0.85)           ($0.70) - ($0.90)
    Crude Oil (per Bbl)
       NYMEX differential (Note 3)                        ($2.07)            ($2.00) - ($3.00)           ($2.00) - ($3.00)
    NGL (per Bbl)
     Percent of NYMEX Crude                                  66%                  45% - 55%                   45% - 55%
New Zealand Pricing:
    Natural Gas (per Mcf) (Note 4)                         $2.83               $2.60 -- $2.80              $2.60 -- $2.85
    Crude Oil (per Bbl)
        NYMEX differential (Note 3 & 5)                   ($0.67)            ($2.00) - ($3.50)           ($2.00) - ($3.50)
    NGL (per Bbl)
        Contract Price (Note 6)                            $18.92              $16.00 - $18.00            $16.00 - $18.00
Oil & Gas Production Costs:
  Domestic
    Lease Operating Costs (per Mcfe)                       $0.71                $0.88  -  $0.93            $0.82 -  $0.87
    Severance & Ad Valorem Taxes
        (as % of Revenue dollars)                          11.0%                11.0% - 12.0%              11.0% - 12.0%
  New Zealand
    Lease Operating Costs (per Mcfe)                       $0.71                 $0.68  -  $0.72           $0.70 - $0.75
    Government Royalty
        (as % of Revenue dollars)                           6.8%                 8.0% - 9.0%                8.0%  - 9.0%



                                     -more-


                              SWIFT ENERGY COMPANY
                        FIRST QUARTER AND FULL YEAR 2005
                               GUIDANCE ESTIMATES
                (In Thousands Except Per Production Unit Amounts)

                                                           Actual                 Guidance                  Guidance
                                                         For Fourth               For First                 For Full
                                                        Quarter 2004            Quarter 2005               Year 2005
Other Costs:
    G&A per Mcfe                                            $0.33              $0.30 -  $0.34           $0.30  -  $0.34
    Interest Expense per Mcfe                               $0.40              $0.39 -  $0.44           $0.38  -  $0.42
    DD&A per Mcfe                                           $1.51              $1.60 -  $1.65           $1.59  -  $1.64
Supplemental Information:
Capital Expenditures
    Operations                                             $38,001           $45,000  -  $50,000      $182,200 - $209,100
    Acquisition/Dispositions, net                          $23,550           ($0,000) -  ($1,000)     ($5,000) - ($15,000)
Capitalized G&G (Note 7)                                   $ 2,850            $ 4,000 - $ 4,500        $ 16,000 - $18,000
Capitalized Interest                                       $ 1,744            $ 1,700 - $ 1,900        $ 6,800 - $ 7,900
Total Capital Expenditures                                 $66,145           $ 50,700 - $54,400       $200,000 - $220,000

Basic Weighted Average Shares                              28,046              28,000 - 28,500          28,400 - 29,200
Diluted Computation:
    Weighted Average Shares                                28,723              28,900 -  29,400        29,000  -  30,000

Effective Tax Rate (Note 8)                                 35.9%               35.5% - 36.5%            35.5% - 36.5%
Deferred Tax Percentage                                      99%                  97% - 99%                97% - 99%


Note 1: Swift  Energy  now  maintains  all its  current  price  risk  management
        instruments  (hedge  positions)  on  its   Hedge   Activity  page on the
        Swift Energy website (www.swiftenergy.com).

Note 2: Average  of  monthly  closing  Henry  Hub NYMEX  futures  price for the
        respective  contract  months,  included  in  the  period,   which   best
        benchmarks the 30-day price received for domestic natural gas sales.

Note 3: Average of daily WTI NYMEX  futures  price  during the  calendar  period
        reflected,   which  best  benchmarks  the  daily  price received for the majority of domestic crude oil sales.

Note 4: Fixed contractual prices with major power generators in New Zealand, subject to currency exchange rate.

Note 5: New  Zealand  crude  oil  benchmarked  to  TAPIS,  which  is   typically
        discounted within a $0.50 to $1.00 range of WTI NYMEX.

Note 6: Fixed contractual price with RockGas Limited in New Zealand, subject to currency exchange rate.

Note 7: Does  not  include  capitalized  acquisition  costs,    incorporated  in
        acquisitions when occurred.

Note 8: Effective Tax rate  guidance does not include any New Zealand   currency
        exchange fluctuations.

This  material  includes  "forward-looking  statements"  within  the  meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements. These statements are based upon assumptions that are subject to change and to risks, especially volatility in oil or gas prices, and availability of services and supplies. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.


                     CONTACT: Swift Energy Company, Houston
                Scott A. Espenshade, 281-874-2700 or 800-777-2412
               16825 Northchase Drive, Suite 400, Houston TX 77060
                               www.swiftenergy.com